As filed with the Securities and Exchange Commission on February 14, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER

THE SECURITIES ACT OF 1933

MULLEN AUTOMOTIVE INC.

(Exact name of registrant as specified in its charter)

Delaware	86-3289406
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1405 Pioneer St

Brea, CA 92821

(714) 613-1900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Michery
President, CEO and Chairman

1405 Pioneer St

Brea, CA 92821

Tel: (714) 613-1900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to the agent for service, to:

Robert H. Cohen, Esq.

McDermott Will & Emery LLP

One Vanderbilt Avenue

New York, New York 10017

Tel: (212) 547-5400

Approximate date of commencement of proposed sale to the public:

From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer:	☐	Accelerated filer:	☐
Non-accelerated filer:	☒	Smaller reporting company:	☒
		Emerging growth company:	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act ☐

 EXPLANATORY NOTE

This Registration Statement contains two prospectuses:

•	A base prospectus which covers the offering, issuance and sale by us of the securities identified below from time to time in one or more offerings; and

•	A resale prospectus covering the resale from time to time by the selling shareholders named in such resale prospectus or such selling shareholders as may be named in one or more prospectus supplements of up to 2,492,823,467 shares of Common Stock, par value of $0.001.

The base prospectus immediately follows this explanatory note. The specific terms of any other securities to be offered pursuant to the base prospectus will be specified in one or more prospectus supplements to the base prospectus. The resale prospectus immediately follows the base prospectus.

PROSPECTUS

MULLEN AUTOMOTIVE INC.

Shares of Common Stock

Preferred Stock

Warrants

From time to time, we or selling shareholders may offer and sell any combination of the securities described in this prospectus, either individually or in combination with other securities. We or selling shareholders may also offer Common Stock upon conversion of Preferred Stock, or Common Stock or Preferred Stock upon the exercise of Warrants.

Each time we sell securities pursuant to this prospectus, we will provide the specific terms of these offerings and securities in one or more prospectus supplements and attach it to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference, before buying any of the securities being offered.

Our Common Stock is listed on The NASDAQ Capital Market under the symbol “MULN”. On February 8, 2023, the last reported sale price of our Common Stock on The NASDAQ Capital Market was $0.39 per share.

Investing in our securities involves risk. You should carefully consider the risks that we have described under the section captioned “Risk Factors” in this prospectus on page 2 before buying our Securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 14, 2023

TABLE OF CONTENTS

Mullen Automotive Inc. and its consolidated subsidiaries are referred to herein as “Mullen,” “the Company,” “we,” “us” and “our,” unless the context indicates otherwise.

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus. This prospectus and any future prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or such prospectus supplement or that the information contained by reference to this prospectus or any prospectus supplement is correct as of any time after its date.

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FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus may include forward- looking statements that reflect our current views with respect to our research and development activities, business strategy, business plan, financial performance and other future events. These statements include forward-looking statements both with respect to us, specifically, and the electric vehicle sector, in general. We make these statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “estimate,” “may,” “should,” “anticipate,” “will” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise.

All forward-looking statements involve inherent risks and uncertainties, and there are or will be important factors that could cause actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, those factors set forth under the caption “Risk Factors” in this prospectus and in our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, all of which you should review carefully. Please consider our forward- looking statements in light of those risks as you read this prospectus. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

If one or more of these or other risks or uncertainties materializes, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we anticipate. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this Note. Before purchasing any of our securities, you should consider carefully all of the factors set forth or referred to in this prospectus that could cause actual results to differ.

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PROSPECTUS SUMMARY

The following summary highlights some information from this prospectus. It is not complete and does not contain all of the information that you should consider before making an investment decision. You should read this entire prospectus, including the “Risk Factors” section on page 2, the financial statements and related notes and the other more detailed information appearing elsewhere or incorporated by reference into this prospectus.

The Company

Mullen Automotive Inc. is a Southern California-based electric vehicle company that operates in various verticals of businesses focused within the automotive industry. The Company’s mission is to build the next-generation of premium passenger electric vehicles (EVs), and a portfolio of commercial vehicles. The Company was originally formed on April 20, 2010 as a developer and manufacturer of electric vehicle technology. On November 5, 2021, the Company (formerly known as Net Element, Inc.), completed its business combination (the “Merger”) with Mullen Automotive, Inc. (“Mullen Automotive”), in accordance with the terms of the Second Amended and Restated Agreement and Plan of Merger, dated as of July 20, 2021, as amended (the “Merger Agreement”), by and among the Company, Mullen Acquisition, Inc. (“Merger Sub”), Mullen Automotive, and Mullen Technologies, Inc. (“Mullen Technologies”). Pursuant to the Merger, Merger Sub merged with and into Mullen Automotive, with Mullen Automotive surviving as a wholly owned subsidiary of the Company. In connection with the Merger, the Company changed its name from “Net Element, Inc.” to “Mullen Automotive Inc.” The Nasdaq Stock Market, LLC (Nasdaq Capital Market) ticker symbol for the Company’s Common Stock changed from “NETE” to “MULN” at the opening of trading on November 5, 2021.

Corporate Information

Our principal offices are located at 1405 Pioneer St, Brea, CA 92821 and our telephone number is (714) 613-1900. Our website address is https://mullenusa.com/. Our website and the information contained on, or that can be accessed through, our website shall not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our common stock.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks, uncertainties and other factors described in the Company’s Annual Report on Form 10-K (File No. 001-34887) filed with the SEC on January 13, 2023, as amended by Amendment No. 1 to our Annual Report on Form 10-K for the fiscal year ended September 30, 2022, filed with the Commission on January 30, 2023, and as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the Securities and Exchange Commission (the “SEC” or the “Commission”), and in other documents which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in or incorporated by reference into any accompanying prospectus supplement before investing in any of our securities. Our financial condition, results of operations or cash flows could be materially adversely affected by any of these risks. The risks and uncertainties described in the documents incorporated by reference herein are not the only risks and uncertainties that you may face.

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USE OF PROCEEDS

Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, which may include funding research and development and sales and marketing activities, increasing our working capital, acquisitions or investments in businesses, products or technologies that are complementary to our own, and capital expenditures. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any securities. Pending the use of the net proceeds, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing securities.

Unless the applicable prospectus supplement provides otherwise, we will not receive any of the proceeds from the sale of our securities by selling stockholders.

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SELLING STOCKHOLDERS

Selling stockholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities. If the registration statement of which this prospectus forms a part is used by selling stockholders for the resale of any securities registered thereunder pursuant to a registration rights agreement between us and such selling stockholders or otherwise, information about such selling stockholders, their beneficial ownership of our securities and their relationship with us will be set forth in a prospectus supplement.

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PLAN OF DISTRIBUTION

We or selling stockholders may sell the securities from time to time pursuant to underwritten public offerings, “at-the-market” offerings, negotiated transactions, block trades or a combination of these methods. We or selling stockholders may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers. We or selling stockholders may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of the underwriters, dealers or agents, if any;

•	the name or names of the selling stockholders, if any;

•	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

•	any over-allotment or other options under which underwriters may purchase additional securities from us or any selling securityholders;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We or selling stockholders may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. If a dealer is used in the sale of securities, we, a selling stockholder, or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transaction. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time.

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We or selling stockholders may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship.

We or selling stockholders may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions payable to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.

We may provide agents, underwriters and dealers with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or dealers may make with respect to these liabilities. Agents, underwriters and dealers, or their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business.

Selling stockholders may be deemed to be underwriters under the Securities Act in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act.

All securities we may offer, other than Common Stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on The Nasdaq Capital Market may engage in passive market making transactions in the Common Stock on The Nasdaq Capital Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the Common Stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

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DESCRIPTION OF CAPITAL STOCK

General

We are authorized to issue up to 5,500,000,000 shares of capital stock, including 5,000,000,000 shares of Common Stock, par value $0.001 per share, and 500,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), of which 200,000 shares are designated as “Series A Preferred Stock,” 12,000,000 shares are designated as “Series B Preferred Stock,” 40,000,000 shares are designated as “Series C Preferred Stock” and 437,500,001 shares are designated as “Series D Preferred Stock.” As of February 8, 2023, we had 1,747,209,236 shares of Common Stock, 1,925 shares of Series A Preferred Stock, no shares of Series B Preferred Stock, 1,210,056 shares of Series C Preferred Stock and 363,098 shares of Series D Preferred Stock issued and outstanding.

The additional shares of our authorized stock available for issuance may be issued at times and under circumstances so as to have a dilutive effect on earnings per share and on the equity ownership of the holders of our Common Stock. The ability of our board of directors to issue additional shares of stock could enhance the board’s ability to negotiate on behalf of the stockholders in a takeover situation but could also be used by the board to make a change-in-control more difficult, thereby denying stockholders the potential to sell their shares at a premium and entrenching current management. The following description is a summary of the material provisions of our capital stock. You should refer to our certificate of incorporation, as amended and bylaws, both of which are on file with the SEC as exhibits to previous SEC filings, for additional information. The summary below is qualified by provisions of applicable law.

Common Stock

Holders of our Common Stock are each entitled to cast one vote for each share held of record on all matters presented to stockholders, and shall be entitled to notice of any shareholders’ meeting, in accordance with the bylaws. Cumulative voting is not allowed; the holders of a majority of our outstanding shares of capital stock may elect all directors. Holders of our Common Stock are entitled to receive such dividends as may be declared by our board out of funds legally available and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our directors are not obligated to declare a dividend. It is not anticipated that we will pay dividends in the foreseeable future. Holders of our do not have preemptive rights to subscribe to any additional shares we may issue in the future. There are no conversion, redemption, sinking fund or similar provisions regarding the Common Stock. All outstanding shares of Common Stock are fully paid and nonassessable.

The rights, preferences and privileges of holders of Common Stock are subject to the rights of the holders of any outstanding shares of preferred stock.

Preferred Stock

We may issue up to 500,000,000 shares of preferred stock, par value $0.001 per share, in one or more series. Our board of directors is hereby expressly authorized to provide, out of the unissued shares of preferred stock, for one or more series of preferred stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers of the shares of such series, and the preferences and relative, participating, optional or other special rights and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of Common Stock or adversely affect the rights and powers, including voting rights, of the holders of Common Stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of the Company, which could depress the market price of our Common Stock.

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Voting Rights

Except as otherwise expressly provided by the amended and restated certificate of incorporation or as provided by law, the holders of shares of Common Stock and Preferred Stock shall at all times vote together as a single class on all matters (including the election of directors) submitted to a vote of the stockholders; provided, however, that, any proposal which adversely affects the rights, preferences and privileges of the Series A, B, C or D Preferred Stock must be approved by a majority in interest of the affected Series of Preferred Stock, as the case may be. Each holder of Common Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock will have the right to one vote per share (on a fully converted basis) held of record by such holder and each holder of Series A Preferred Stock will have the right to 1000 votes per share (on a fully converted basis) held of record by such holder; provided, however, that after November 5, 2024, each holder of Series A Preferred Stock will have the right to one vote per share (on a fully converted basis) held of record by such holder.

Series A Preferred Stock

200,000 shares of Preferred Stock are designated as Series A Preferred Stock.

•	Conversion. The Series A Preferred Stock is convertible at the option of each holder at any time on a 100-for-1 basis (as adjusted for any stock splits, stock dividends, combinations, recapitalizations or the like with respect to the Common Stock). The Series A Preferred Stock will automatically convert into shares of Common Stock on a 100-for-1 basis (as so adjusted) upon the earlier of (i) a Qualified Public Offering (as such term is defined in the amended and restated certificate of incorporation) or (ii) the date specified by written consent or agreement of the holders of the then outstanding shares of Series A Preferred Stock.

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Series B Preferred Stock

12,000,000 shares of Preferred Stock are designated as Series B Preferred Stock.

•	Conversion. The Series B Preferred Stock is convertible at the option of each holder at any time into the number of shares of Common Stock determined by dividing the Series B Original Issue Price (plus all unpaid accrued and accumulated dividends thereon, as applicable, whether or not declared), by the Series B Conversion Price, as applicable (in each case, the “Conversion Rate”), in effect on the date the certificate is surrendered for conversion. “Series B Original Issue Price” means $0.6877 per share for each share of the Series B Preferred Stock (as adjusted for any stock splits, stock dividends, combinations, recapitalizations or the like with respect to the Series B Preferred Stock). The initial “Series B Conversion Price” is the Series B Original Issue Price, subject to adjustment as set forth in the amended and restated certificate of incorporation. Based on this formula, the Series B Preferred Stock is currently convertible into Common Stock on a 1-for-1 basis. The Series B Preferred Stock will automatically convert into shares of Common Stock upon the earlier of (i) a Qualified Public Offering (as such term is defined in the amended and restated certificate of incorporation) or (ii) the date specified by written consent or agreement of the holders of the then outstanding shares of Series B Preferred Stock. The Series B Preferred Stock will not be convertible by a holder to the extent that the holder or any of its affiliates would beneficially own in excess of 9.99% of the Common Stock, subject to certain protections as provided in the amended and restated certificate of incorporation.

Series C Preferred Stock

40,000,000 Shares of Preferred Stock are designated as Series C Preferred Stock.

•	Conversion. The Series C Preferred Stock is convertible at the option of each holder at any time into the number of shares of Common Stock determined by dividing the Series C Original Issue Price (plus all unpaid accrued and accumulated dividends thereon, as applicable, whether or not declared), by the Series C Conversion Price, as applicable (in each case, the “Conversion Rate”), in effect on the date the certificate is surrendered for conversion. The initial “Series C Conversion Price” is the Series C Original Issue Price, subject to adjustment as set forth in the amended and restated certificate of incorporation. Based on this formula, the Series C Preferred Stock is currently convertible into Common Stock on a 1-for-1 basis. All of the Series C Preferred Stock shall automatically convert into Common Stock at any such time as (i) the shares underlying the Series C Preferred Stock are subject to an effective registration statement, (ii) the trading price for the Common Stock is more than two times the Series C Conversion Price for twenty (20) trading days in any period of thirty (30) consecutive trading days on Nasdaq CM and (iii) the average daily trading dollar volume of the Common Stock during such twenty trading days is equal to or greater than $4.0 million. The Series C Preferred Stock will not be convertible by a holder to the extent that the holder or any of its affiliates would beneficially own in excess of 9.99% of the Common Stock, subject to certain protections as provided in the amended and restated certificate of incorporation.

•	Dividends. The Series C Preferred Stock bears a cumulative 15.0% per annum fixed dividend payable no later than the 5th day after the end of each month on the Series C Original Issue Price plus unpaid accrued and accumulated dividends. “Series C Original Issue Price” means $0.6877 per share for each share of the Series C Preferred Stock (as adjusted for any stock splits, stock dividends, combinations, recapitalizations or the like with respect to the Series C Preferred Stock). Dividends on the Series C Preferred Stock are prior to any dividends on any other series of Preferred Stock or the Common Stock. The Company may elect to pay dividends for any month with a paid-in-kind election (“PIK”) if (i) the shares issuable further to the PIK are subject to an effective registration statement, (ii) the Company is then in compliance with all listing requirements of Nasdaq and (iii) the average daily trading dollar volume of the Company’s common stock for ten trading days in any period of twenty consecutive trading days on the NASDAQ is equal to or greater than $2 million.

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•	Redemption Rights. There is no mandatory redemption date, but, subject to the conditions set forth below, all, but not less than all, of the shares are redeemable by the Company at any time, provided that if the Company issues notice to redeem, investor shall have fifteen (15) days to convert such shares to common stock prior to the date of redemption. The redemption price is equal to the Series C Original Issue Price, plus accrued and accumulated dividends, (whether or not declared (the “Series C Redemption Price”). The conditions to the redemption are as follows: (i) the shares have been issued and outstanding for at least one (1) year, (ii) the issuance of the shares of Common Stock underlying the shares has been registered pursuant to the Securities Act and the registration statement is effective, and (iii) the trading price for the Common Stock is less than the Series C Conversion Price (as such term is defined in the amended and restated certificate of incorporation) for twenty (20) trading days in any period of thirty (30) consecutive trading days on the Nasdaq CM. In addition to the above, the shares are also redeemable in accordance with the following schedule provided the issuance of shares of Common Stock underlying the shares has been registered and the registration statement remains effective:

•	Year 1: No Redemption

•	Year 2: Redemption at 120% of the Series C Redemption Price

•	Year 3: Redemption at 115% of the Series C Redemption Price

•	Year 4: Redemption at 110% of the Series C Redemption Price

•	Year 5: Redemption at 105% of the Series C Redemption Price

•	Year 6 and thereafter: Redemption at 100% of the Series C Redemption Price

Series D Preferred Stock

437,500,001 Shares of Preferred Stock are designated as Series D Preferred Stock.

Voting Rights. Except as provided by law, the Series D Preferred Stock will have no voting rights except that approval from a majority in interest of the Series D Preferred Stock, voting as a separate class, is required in the case of (i) a voluntary dissolution, liquidation or winding up of the Company or voluntary petition for bankruptcy or assignment for the benefit of creditors, (ii) a merger or consolidation of the Company with or into another entity, (iii) a Liquidation Event (as defined in the Company’s Second Amended and Restated Certificate of Incorporation), (iv) any amendment to the Second Amended and Restated Certificate of Incorporation or the Company’s bylaws which adversely affects the rights, preferences and privileges of the Series D Preferred, or (v) any authorization or issuance of any equity security (including any other security convertible into or exercisable for any such equity security) having a preference over or parity with the Series D Preferred Stock.

Conversion. The Series D Preferred Stock is automatically converted into shares of Common Stock at the applicable Conversion Rate at the time in effect immediately upon (A) the issuance of shares of Common Stock underlying the Series D Preferred Stock being registered pursuant to the Securities Act and such registration remaining effective, (B) the trading price for the Company’s Common Stock being more than two times the Series D Conversion Price for 20 trading days in any period of 30 consecutive trading days on the Nasdaq Capital Market, and (C) the average daily trading dollar volume of Common Stock during such 20 trading days is equal to or greater than $27.5 million. The Series D Preferred Stock is convertible at the option of each holder at any time into the number of shares of Common Stock determined by dividing the Series D Original Issue Price (plus all unpaid accrued and accumulated dividends thereon, as applicable, whether or not declared), by the Series D Conversion Price (the “Conversion Rate”), in effect on the date the certificate is surrendered for conversion. The initial “Series D Conversion Price” is the Series D Original Issue Price, subject to adjustment as set forth in the amended and restated certificate of incorporation. The Series D Preferred Stock will not be convertible by a holder to the extent that the holder or any of its affiliates would beneficially own in excess of 9.99% of the Common Stock, subject to certain protections as provided in the amended and restated certificate of incorporation.

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Dividends. The Series D Preferred Stock bears a cumulative 15.0% per annum fixed dividend payable no later than the 5th day after the end of each month on the Series D Original Issue Price plus unpaid accrued and accumulated dividends. “Series D Original Issue Price” means for each share of the Series D Preferred Stock the lower of (i) $1.27 or (ii) the closing price of the Common Stock on the trading day immediately preceding the Purchase Date (as adjusted for any stock splits, stock dividends, combinations, recapitalizations or the like with respect to the Series D Preferred Stock). Dividends on the Series D Preferred Stock will be prior to any dividends on any other series of Preferred Stock or the Common Stock. The Company may elect to pay dividends for any month with a paid-in-kind election (“PIK”) if (i) the shares issuable further to the PIK are subject to an effective registration statement, (ii) the Company is then in compliance with all listing requirements of Nasdaq and (iii) the average daily trading dollar volume of the Company’s common stock for ten trading days in any period of twenty consecutive trading days on the NASDAQ is equal to or greater than $27.5 million.

Redemption Rights. There is no mandatory redemption date, but, subject to the conditions set forth below, all, but not less than all, of the shares will be redeemable by the Company at any time, provided that if the Company issues notice to redeem, investors shall have 15 days to convert such shares to Common Stock prior to the date of redemption. The redemption price will be equal to the Series D Original Issue Price, plus accrued and accumulated dividends, (whether or not declared (the “Series D Redemption Price”). The conditions to the redemption will be follows: (i) the shares have been issued and outstanding for at least one year, (ii) the issuance of the shares of Common Stock underlying the shares has been registered pursuant to the Securities Act and the registration statement is effective, and (iii) the trading price for the Common Stock is less than the Series D Conversion Price (as such term is defined in the amended and restated certificate of incorporation) for 20 trading days in any period of 30 consecutive trading days on the Nasdaq CM. In addition to the above, the shares will also be redeemable in accordance with the following schedule provided the issuance of shares of Common Stock underlying the shares has been registered and the registration statement remains effective:

•	Year 1: No Redemption

•	Year 2: Redemption at 120% of the Series D Redemption Price

•	Year 3: Redemption at 115% of the Series D Redemption Price

•	Year 4: Redemption at 110% of the Series D Redemption Price

•	Year 5: Redemption at 105% of the Series D Redemption Price

•	Year 6 and thereafter: Redemption at 100% of the Series D Redemption Price

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws

Our Certificate of Incorporation, as amended, and Bylaws, as amended contain provisions that could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change of control. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and are designed to encourage persons seeking to acquire control of us to negotiate with our board of directors. We believe that the benefits of increased protection against an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging such proposals. Among other things, negotiation of such proposals could result in an improvement of their terms. These provisions are as follows:

•	Stockholder Meetings. Under our bylaws, only the Board of Directors, the chairman of the Board, the chief executive officer, or the president (in the absence of a chief executive officer) may call special meetings of stockholders.

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•	No Cumulative Voting. Our amended and restated certificate of incorporation and bylaws do not provide for cumulative voting in the election of directors.

•	Amendment of Provisions in the Amended and Restated Certificate of Incorporation. The amended and restated certificate of incorporation will generally require the affirmative vote of the holders of at least a majority of the outstanding voting stock in order to amend any provisions of the amended and restated certificate of incorporation concerning, among other things:

•	the required vote to amend certain provisions of the amended and restated certificate of incorporation; and

•	the reservation of the Board of Director’s right to amend the amended and restated bylaws.
•	Amendment of the bylaws. An amendment of the bylaws by stockholders requires the affirmative vote of the holders of at least a majority of the outstanding voting stock.

We are subject to the provisions of Section 203 of the Delaware General Corporation Law, an anti- takeover law. Subject to certain exceptions, the statute prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder unless:

•	prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least eighty-five percent 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (1) by persons who are directors and also officers and (2) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least sixty-six and two-thirds percent 662∕3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, for purposes of Section 203, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns or, within three (3) years prior to the determination of interested stockholder status, owned fifteen percent (15%) or more of a corporation’s outstanding voting securities.

Potential Effects of Authorized but Unissued Stock

We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, the board of directors has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under the DGCL and subject to any limitations set forth in our Certificate of Incorporation. The purpose of authorizing the board of directors to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, acquisitions and other corporate purposes, could have the effect of making it more difficult for a third-party to acquire, or could discourage a third-party from acquiring, a majority of our outstanding voting stock.

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Warrants

The following description, together with the additional information we may include in any applicable prospectus supplement and free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase Common Stock and may be issued in one or more series. Warrants may be offered independently or in combination with Common Stock or Preferred Stock offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

We have filed a form of the warrant agreement and warrant certificate containing the terms of the warrants that may be offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we or selling securityholders may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we or selling securityholders may offer under this prospectus, as well as any related free writing prospectus, and the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	in the case of warrants to purchase Common Stock, the number of shares of Common Stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	a discussion of material or special U.S. federal income tax considerations, if any, of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, as indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and any warrant agreements will be governed by and construed in accordance with the internal laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Continental Stock Transfer & Trust Company.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by McDermott, Will & Emery LLP. If the validity of the securities offered hereby in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

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EXPERTS

The consolidated financial statements at September 30, 2022 and 2021 and for the years then ended incorporated by reference in this prospectus have been so incorporated in reliance on the report of Daszkal Bolton LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

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ADDITIONAL INFORMATION

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC relating to the securities being offered hereby. This prospectus does not contain all of the information in the registration statement and its exhibits. The registration statement, its exhibits and the documents incorporated by reference in this prospectus and their exhibits, all contain information that is material to the offering of the securities hereby. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete. You should refer to the exhibits that are a part of the registration statement in order to review a copy of the contract or documents. The registration statement and the exhibits are available at the SEC’s Public Reference Room or through its website.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 and at its regional offices, a list of which is available on the Internet at http://www.sec.gov/contact/addresses.htm. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC. Additionally, you may access our filings with the SEC through our website at https://investors.mullenusa.com/. The information on our website is not part of this prospectus.

We will provide you without charge, upon your oral or written request, with a copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference in this prospectus or the registration statement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to:

Mullen Automotive Inc.

Attn: David Michery, President, CEO and Chairman

1405 Pioneer St

Brea, CA 92821

(714) 613-1900

You should rely only on the information in this prospectus and the additional information described above and under the heading “Incorporation of Certain Information by Reference” below. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus was accurate on the date of the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement.

We incorporate by reference the documents listed below that we have previously filed with the SEC:

•	The Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2022, as filed with the Commission on January 13, 2023, as amended by Amendment No. 1 to our Annual Report on Form 10-K for the fiscal year ended September 30, 2022, filed with the Commission on January 30, 2023.

•	The Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2022, filed with the Commission on February 14, 2023.

•	The Company’s Current Reports on Form 8-K filed with the Commission on October 14, 2022, October 17, 2022, November 14, 2022 (Two Filings), November 21, 2022, December 2, 2022, December 15, 2022, December 23, 2022, January 13, 2023, January 23, 2023 and January 31, 2023.

•	The description of the Company’s securities contained in the Prospectus, dated April 15, 2022, filed with the Commission on April 18, 2022 pursuant to Rule 424(b)(4) under the Securities Act (File No. 333-263880), relating to the Company’s registration statement on Form S-3 (File No. 333-263880) filed with the Commission on March 28, 2022, together with any amendment thereto filed with the Commission for the purpose of updating such description.

All reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement and after the date of this prospectus but before the termination of the offering of the securities hereunder will also be considered to be incorporated by reference into this prospectus from the date of the filing of these reports and documents, and will supersede the information herein; provided, however, that all reports, exhibits and other information that we “furnish” to the SEC will not be considered incorporated by reference into this prospectus. We undertake to provide without charge to each person (including any beneficial owner) who receives a copy of this prospectus, upon written or oral request, a copy of all of the preceding documents that are incorporated by reference (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents). You may request a copy of these materials in the manner set forth under the heading “Additional Information,” above.

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PROSPECTUS

MULLEN AUTOMOTIVE INC.

2,492,823,467 Shares of Common Stock

This prospectus of Mullen Automotive Inc. (formerly known as Net Element, Inc.), a Delaware corporation (the “Company” or “Mullen”), relates solely to the resale by the investors listed in the section of this prospectus entitled “Selling Stockholders” (the “Selling Stockholders”) of up to 2,492,823,467 shares (“Offered Shares”) of our common stock, par value $0.001 per share (“Common Stock”). The Offered Shares consist solely of shares of Common Stock issuable upon conversion of convertible notes issued to investors on November 15, 2022 (each, a “Note”), shares of our Common Stock issuable upon exercise of warrants to purchase shares of our Common Stock (the “Warrants”), and shares of our Common Stock currently outstanding and issued to certain investors. For a description of the notes, see “Prospectus Summary — Securities Purchase Agreement”.

The conversion price per share of outstanding amounts under each Note is equal to $0.303, the closing price of the Common Stock on Nasdaq on November 14, 2022, subject to a floor price of $0.10 per share. Each share of our Series D Preferred Stock shall initially be convertible into Common Stock on a 1:1 basis. The Warrants will have an exercise price of the lower of (i) $1.27, the closing price of the Company’s stock on the date the Securities Purchase Agreement was executed, or (ii) the closing price of the Common Stock on the trading day immediately preceding the Purchase Date (as defined below), subject to a floor price of $0.10 per share (as adjusted as provided in the warrants and further in accordance with the Securities Purchase Agreement (defined below)). The Warrants will be exercisable upon issuance and will have a term of five years from the date of issuance. Additional shares of our Common Stock are being registered for resale pursuant to the terms of the Warrants and the Securities Purchase Agreement to cover additional shares of Common Stock that may be issuable under the anti-dilution provisions contained in the terms of the Series D Preferred Stock and the Warrants and described herein under “Selling Stockholders” and “Description of Capital Stock.”

Our registration of the shares of Common Stock covered by this prospectus does not mean that the Selling Stockholders will offer or sell any of such shares of Common Stock. The Selling Stockholders may sell the shares of Common Stock covered by this prospectus in a number of different ways and at varying prices. For additional information on the possible methods of sale that may be used by the Selling Stockholders, you should refer to the section of this prospectus entitled “Plan of Distribution” of this prospectus. We will not receive any of the proceeds from the shares of Common Stock sold by the Selling Stockholders, other than any proceeds from any cash exercise of the Warrants.

No underwriter or other person has been engaged to facilitate the sale of our Common Stock in this offering. The Selling Stockholders and any broker-dealers or agents may, individually but not severally, be deemed to be an “underwriter” within the meaning of the Securities Act, of the shares of Common Stock that they are offering pursuant to this prospectus. We will bear all costs, expenses and fees in connection with the registration of such shares of Common Stock. The Selling Stockholders will bear all commissions and discounts, if any, attributable to their respective sales of our Common Stock.

You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus carefully before you invest. Our common stock is listed on The NASDAQ Capital Market under the symbol “MULN”. On February 8, 2023, the last reported sale price of our common stock on The NASDAQ Capital Market was $0.39 per share.

Investing in our securities involves risk. You should carefully consider the risks that we have described under the section captioned “Risk Factors” in this prospectus on page 5 before buying our Securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 14, 2023

TABLE OF CONTENTS

Mullen Automotive Inc. and its consolidated subsidiaries are referred to herein as “Mullen,” “the Company,” “we,” “us” and “our,” unless the context indicates otherwise.

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus. This prospectus and any future prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or such prospectus supplement or that the information contained by reference to this prospectus or any prospectus supplement is correct as of any time after its date.

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FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus may include forward- looking statements that reflect our current views with respect to our research and development activities, business strategy, business plan, financial performance and other future events. These statements include forward-looking statements both with respect to us, specifically, and the electric vehicle sector, in general. We make these statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “estimate,” “may,” “should,” “anticipate,” “will” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise.

All forward-looking statements involve inherent risks and uncertainties, and there are or will be important factors that could cause actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, those factors set forth under the caption “Risk Factors” in this prospectus and in our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, all of which you should review carefully. Please consider our forward- looking statements in light of those risks as you read this prospectus. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

If one or more of these or other risks or uncertainties materializes, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we anticipate. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this Note. Before purchasing any of our securities, you should consider carefully all of the factors set forth or referred to in this prospectus that could cause actual results to differ.

PROSPECTUS SUMMARY

The following summary highlights some information from this prospectus. It is not complete and does not contain all of the information that you should consider before making an investment decision. You should read this entire prospectus, including the “Risk Factors” section on page 5, the financial statements and related notes and the other more detailed information appearing elsewhere or incorporated by reference into this prospectus.

The Company

Mullen Automotive Inc. is a Southern California-based electric vehicle company that operates in various verticals of businesses focused within the automotive industry. The Company’s mission is to build the next-generation of premium passenger electric vehicles (EVs), and a portfolio of commercial vehicles. The Company was originally formed on April 20, 2010 as a developer and manufacturer of electric vehicle technology. On November 5, 2021, the Company (formerly known as Net Element, Inc.), completed its business combination (the “Merger”) with Mullen Automotive, Inc. (“Mullen Automotive”), in accordance with the terms of the Second Amended and Restated Agreement and Plan of Merger, dated as of July 20, 2021, as amended (the “Merger Agreement”), by and among the Company, Mullen Acquisition, Inc. (“Merger Sub”), Mullen Automotive, and Mullen Technologies, Inc. (“Mullen Technologies”). Pursuant to the Merger, Merger Sub merged with and into Mullen Automotive, with Mullen Automotive surviving as a wholly owned subsidiary of the Company. In connection with the Merger, the Company changed its name from “Net Element, Inc.” to “Mullen Automotive Inc.” The Nasdaq Stock Market, LLC (Nasdaq Capital Market) ticker symbol for the Company’s Common Stock changed from “NETE” to “MULN” at the opening of trading on November 5, 2021.

Corporate Information

Our principal offices are located at 1405 Pioneer St, Brea, CA 92821 and our telephone number is (714) 613-1900. Our website address is https://mullenusa.com/. Our website and the information contained on, or that can be accessed through, our website shall not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our common stock.

This Offering

We are registering for resale by the Selling Stockholders named herein the 2,492,823,467 shares of our Common Stock as described below.

Securities being offered:	Shares of our Common Stock issuable upon conversion of the Notes, shares of our Common Stock issuable upon conversion of our Series D Preferred Stock and shares of our Common Stock issuable upon exercise of Warrants.

Use of proceeds:	We will not receive any of the proceeds from the sale or other disposition of shares of our Common Stock by the Selling Stockholders. See the section of this prospectus titled “Use of Proceeds.”

Market for Common Stock:	Our Common Stock is listed on The NASDAQ Capital Market under the symbol “MULN.” On February 8, 2023, the last reported sale price of our Common Stock on The NASDAQ Capital Market was $0.39 per share.

Risk factors:	See “Risk Factors” beginning on page 5 for risks you should consider before investing in our shares.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks, uncertainties and other factors described in the Company’s Annual Report on Form 10-K (File No. 001-34887) filed with the SEC on January 13, 2023, as amended by Amendment No. 1 to our Annual Report on Form 10-K for the fiscal year ended September 30, 2022, filed with the Commission on January 30, 2023, and as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the Securities and Exchange Commission (the “SEC” or the “Commission”), and in other documents which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in or incorporated by reference into any accompanying prospectus supplement before investing in any of our securities. Our financial condition, results of operations or cash flows could be materially adversely affected by any of these risks. The risks and uncertainties described in the documents incorporated by reference herein are not the only risks and uncertainties that you may face.

Risks Related to the Offering

The Selling Stockholders may sell a large number of shares, resulting in substantial diminution to the value of shares of Common Stock held by our current stockholders.

Pursuant to the terms of the Notes, the Notes may not be converted into shares of Common Stock to the extent that the issuance of shares of Common Stock would cause the Selling Stockholder to beneficially own more than 9.99% of our then outstanding shares of Common Stock.

However, we do not have the right to control the timing and amount of any sales by the Selling Stockholders of the shares registered for resale hereunder. In addition, these restrictions do not prevent the Selling Stockholders from selling shares of Common Stock received in connection with such conversions or exercises and then receiving additional shares of Common Stock in connection with a subsequent issuance. In this way, the Selling Securityholders could sell more than 9.99% of the outstanding shares of Common Stock in a relatively short time frame while never holding more than 9.99% at any one time.

The market price of shares of our Common Stock could decline as a result of substantial sales of our Common Stock, particularly sales by our directors, executive officers and significant stockholders. Further, the registration of the sale of shares of our Common Stock hereunder may create a circumstance commonly referred to as an “overhang” whereby a large number of shares of our Common Stock become available for sale or the perception in the market that holders of a large number of shares intend to sell their shares.

The existence of an overhang and the anticipation of such sales, whether or not sales have occurred or are occurring, could cause the market price of our Common Stock to fall. It could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Our outstanding shares of convertible preferred stock contain anti-dilution protection, which may cause significant dilution to our stockholders.

As of February 8, 2023, we had outstanding 1,747,209,236 shares of Common Stock. As of that same date, we also had outstanding 1,925 shares of Series A Preferred Stock convertible into an aggregate of 192,500 shares of Common Stock, 1,210,056 shares of Series C Preferred Stock convertible into an aggregate of 1,210,056 shares of Common Stock and 363,098 shares of Series D Preferred Stock convertible into an aggregate of 363,098 shares of Common Stock. The issuance of shares of Common Stock upon the conversion of such shares of preferred stock would dilute the percentage ownership interest of holders of our Common Stock, dilute the book value per share of our Common Stock and increase the number of our publicly traded shares, which could depress the market price of our Common Stock.

In addition, the shares of Series D Preferred Stock contain weighted average anti-dilution provisions which, subject to limited exceptions, would increase the number of shares issuable upon conversion of such preferred stock (by reducing the conversion price of the Series D Preferred Stock) in the event that we in the future issue Common Stock, or securities convertible into or exercisable to purchase Common Stock, at a price per share lower than the conversion price then in effect.

Our commitments to issue shares of Common Stock or securities that are convertible into shares of Common Stock may cause significant dilution to our stockholders

Pursuant to Amendment No. 3, the investors paid $150 million and in lieu of receiving shares of Series D Preferred Stock and Warrants, the investors received the Notes, which outstanding principal and accrued but unpaid interest on the Notes convert into shares of Common Stock. The conversion price per share of Common Stock is equal to the lower of (i) $0.303, the closing price of the Common Stock on Nasdaq on November 14, 2022, and (ii) (A) if mandatorily converted on November 21, 2022, the closing price of the Common Stock on Nasdaq on November 18, 2022 or (B) if converted after January 3, 2022, the closing price of the Common Stock on Nasdaq on January 3, 2022, both (A) and (B) being subject to a floor price of $0.10 per share.

For no additional consideration, for every share of Common Stock issued to a holder upon conversion of a Note, the holder shall receive Warrants exercisable for 185% of the Common Stock at an exercise price equal to the conversion price applicable at the time of conversion of such Note, subject to further adjustment as provided in the Warrant.

Amendment No. 3 further provides that the remaining $90 million of the Commitment Amount shall be paid in two tranches, on January 24, 2023 and February 24, 2023. The purchase price per share of Series D Preferred Stock will be the lower of (i) $1.27, the closing price of the Company’s stock on the date the Securities Purchase Agreement was executed, or (ii) the closing price of the Common Stock on the trading day immediately preceding the respective Purchase Date, subject to a floor price of $0.10 per share. For no additional consideration, for every share of Series D Preferred Stock purchased, such investor shall receive Warrants exercisable for 185% shares of Series D Preferred Stock purchased by the investors at an exercise price equal to the purchase price for shares of Series D Preferred Stock.

Finally, Amendment No. 3 further provides that from April 1, 2023 until June 30, 2023, the investors shall have the right, but not the obligation, at any time from time to time, in each investors sole and absolute discretion to purchase from the Company additional shares of Series D Preferred Stock in an amount equal to such investor’s pro rata portion of $100,000,000 on the same terms and conditions as applicable to the purchase and sale of shares of Series D Preferred Stock as provided under the Securities Purchase Agreement, including that each investor exercising such right shall receive a proportional amount of Warrants exercisable for 110% of shares of Series D Preferred Stock purchased by the investors at an exercise price equal to the purchase price for shares of Series D Preferred Stock.

On January 13, 2023, the Company entered into Settlement Agreements and Releases (the “Share Issuance Settlement Agreement”) with Acuitas Capital LLC, Jim Fallon and Mank Capital (the “Holders”) pursuant to which the Holders agreed to remit to the Company an aggregate of approximately $17.8 million (collectively, the “Settlement Payment”) for the erroneous issuance by the Company of an aggregate of 1,660,988 shares of common stock in connection with the exercise of warrants. In consideration of the settlement, the Holders received the right to purchase (the “Settlement Additional Purchase Right”) additional shares of Series D Preferred Stock and warrants in an amount equal to $20 million on the same terms and conditions as provided under the Securities Purchase Agreement, dated as of June 7, 2022 (as amended, the “Series D Securities Purchase Agreement”) of units, consisting of one share of Preferred Stock and 185% Warrants for each share of Preferred Stock issued. The Settlement Additional Purchase Right may be exercised by a Holder from time to time, in its sole and absolute discretion in accordance with the same terms that apply to Additional Purchases (as defined in the Series D Securities Purchase Agreement); provided, however, that if a Holder exercises its Settlement Additional Purchase Right, it shall receive Additional Warrants (as defined in the Series D Securities Purchase Agreement) exercisable for 185% of shares of Common Stock at an exercise price equal to the closing price of the Common Stock as of the date of the trading day immediately prior to the exercise of the Second Additional Purchase Right (as defined below) and the Holder agrees to issue to the Company a promissory note (the “Settlement Note”), which note will have a principal amount equal to the Settlement Payment applicable to such Holder and which will be immediately due and payable upon the earlier of (1) confirmation that the shares of common stock issuable upon conversion of the Series D Preferred Stock and warrants issued pursuant to the Settlement Additional Purchase Right have been reserved for issuance and that the resale of such reserved shares of common stock have been registered on a registration statement filed with the SEC and (ii) February 1, 2024. The Settlement Note will bear an annual interest rate of 3.5% and payment default will bear an additional rate of 2% and is immediately due in full upon an event of default, which includes a failure to pay, a breach of any representation and warranty, bankruptcy, insolvency or failure to give notice of an event of default.

In addition, on January 13, 2023, the Company entered into a Settlement Agreement and Release (the “Series D Settlement Agreement” and, together with the Share Issuance Settlement Agreement, the “Settlement Agreements”) with the investors that entered into the Series D Securities Purchase Agreement pursuant to which such investors waived the default and all damages that are incurred as a result of the default prior to February 1, 2023 under the Series D Securities Purchase Agreement, and the Notes and the Warrants that were issued pursuant to Amendment No. 3. to the Series D Securities Purchase Agreement. In exchange, the Company agreed to grant the investors the right to purchase from the Company additional shares of Series D Preferred Stock and warrants in an amount equal to such investor’s pro rata portion of $10 million on the same terms and conditions as applicable to the purchase and sale of shares of Series D Preferred Stock as provided under the Securities Purchase Agreement (the “Second Additional Purchase Right”). The Second Additional Purchase Right may be exercised by each investor from time to time, in its sole and absolute discretion in accordance with the same terms that apply to additional purchases as described in the Securities Purchase Agreement; provided, however, that any investor that exercises its Second Additional Purchase Right will receive additional five-year warrants exercisable for 185% of shares of common stock at an exercise price equal to the closing price of the common stock as of the date of the trading day immediately prior to the exercise of the Second Additional Purchase Right.

Implementation of Amendment No. 3 and the Settlement Agreements would cause issuance of additional shares Common Stock or issuance of shares Common Stock upon the conversion of shares of Series D Preferred Stock and Warrants, which in turn would dilute the percentage ownership interest of holders of our Common Stock, dilute the book value per share of our Common Stock and increase the number of our publicly traded shares, which could depress the market price of our Common Stock.

Our commitment to issue shares of Common Stock pursuant to the terms of the Notes, our preferred stock and the Warrants could encourage short sales by third parties which could contribute to the future decline of our stock price.

Our commitment to issue shares of Common Stock pursuant to the terms of the Notes, our preferred stock and the Warrants has the potential to cause significant downward pressure on the price of our Common Stock. In such an environment, short sellers may contribute exacerbate any decline of our stock price. If there are significant short sales of our Common Stock, the share price of our Common Stock may decline more than it would in an environment without such activity. This may cause other holders of our Common Stock to sell their shares. If there are many more shares of our Common Stock on the market for sale than the market will absorb, the price of our common shares will likely decline.

The Selling Stockholders may participate in short sales of our Common Stock. They may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The Selling Stockholders may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares. Such activity could cause a decline in the market price of the shares of our Common Stock.

USE OF PROCEEDS

We will receive no proceeds from the sale of shares of Common Stock by the Selling Stockholders.

SELLING STOCKHOLDERS

The shares of Common Stock being offered by the Selling Stockholders are those issuable to the Selling Stockholders, upon the conversion of the Notes. For additional information regarding the issuances of those shares of Common Stock, see the section titled “Securities Purchase Agreement” above. We are registering the Common Stock in order to permit the Selling Stockholders to offer the shares for resale from time to time. Except for ownership of shares of our Common Stock, our preferred stock and the Warrants, the Selling Stockholders have not had any material relationship with us within the past three years.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of Common Stock by each of the Selling Stockholders. The second column lists the number of shares of Common Stock beneficially owned by each Selling Stockholder as of February 8, 2023, assuming conversion of all convertible securities and/or rights held by the Selling Stockholders on that date, without regard to any limitations on exercises. The third column lists the maximum number of shares of Common Stock being offered by this prospectus by each of the Selling Stockholders.

Under the terms of Notes, a Selling Stockholder may not convert Notes into Common Stock to the extent such exercise would cause such Selling Stockholder, together with its affiliates, to beneficially own a number of shares of Common Stock which would exceed 9.99%, as applicable, of our then outstanding Common Stock following such exercise, excluding for purposes of such determination Common Stock issuable upon conversion of other convertible securities which have not been converted. The number of shares in the second column does not reflect this limitation. The Selling Stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Security holder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering	Percentage of Shares of Common Stock Owned After Offering if Greater than 1%
Esousa Holdings, LLC(1)	0	901,021,101	0	*
Acuitas Capital LLC(2)	0	883,354,057	0	*
Michael Friedlander(3)	0	4,416,736	0	*
Jess Mogul(4)	0	44,167,721	0	*
Jim Fallon(5)	0	22,083,864	0	*
Davis-Rice Pty Limited(6)	0	441,676,994	0	*
Digital Power Lending, LLC(7)	0	132,503,118	0	*
Robert Bollinger(8)	51,069,546	51,069,546	0	*
John Masters(9)	2,560,707	2,560,707	0	*
AMFCO-4 LLC(10)	1,178,990	1,178,990	0	*
Armory Fund LP(10)	3,395,193	3,395,193	0	*
SEAPORT GLOBAL ASSET MANAGEMENT SPV SUB-SERIES A-2 LLC(10)	2,813,722	2,813,722	0	*
The Seaport Group LLC Profit Sharing Plan(10)	1,744,168	1,744,168	0	*
POLAR BEAR CAPITAL T21 LLC(10)	837,550	837,550	0	*

*	Represents less than 1%

(1)	Consists of (i) 31,921,374 shares of Common Stock, (ii) 458 shares of Common Stock issuable upon conversion of 458 shares of Series C Preferred Stock and (iii) 81,907,312 shares of Common Stock issuable upon partial conversion of a Note, which may be deemed to be beneficially owned through Esousa Holdings, LLC by Michael Wachs, who serves as the sole Managing Member of Esousa Holdings, LLC. Does not include additional shares of Common Stock issuable upon full conversion of a Note, which as of the date hereof had a principal amount outstanding of $55,636,363. See “Prospectus Summary — Securities Purchase Agreement”. The address for Esousa Holdings, LLC and Michael Wachs is 211 E 43rd St, 4th Fl, New York, NY 10017.

(2)	Consists of (i) 3 shares of Common Stock issuable upon exercise of Warrants and (ii) 80,301,289 shares of Common Stock issuable upon partial conversion of a Note, which may be deemed to be beneficially owned by Terren Peizer, who serves as the Chief Executive Officer of Acuitas Capital LLC. Does not include additional shares of Common Stock issuable upon full conversion of a Note, which as of the date hereof had a principal amount outstanding of $54,545,456. See “Prospectus Summary — Securities Purchase Agreement”. The address for Acuitas Capital LLC is 200 Dorado Beach Drive #3831, Dorado, Puerto Rico 00646.

(3)	Consists of 401,503 shares of Common Stock issuable upon partial conversion of a Note. Does not include additional shares of Common Stock issuable upon full conversion of a Note, which as of the date hereof had a principal amount outstanding of $272,725, the full conversion of which is subject to stockholder approval. See “Prospectus Summary — Securities Purchase Agreement”. The address for Michael Friedlander is 46 Tarryhill Rd, Tarrytown, NY 10591.

(4)	Consists of 4,015,066 shares of Common Stock issuable upon partial conversion of a Note. Does not include additional shares of Common Stock issuable upon full conversion of a Note, which as of the date hereof had a principal amount outstanding of $2,727,274. See “Prospectus Summary — Securities Purchase Agreement”. The address for Jess Mogul is 347 W 87 St, Apt 2R, New York, NY 10024.

(5)	Consists of 2,007,533 shares of Common Stock issuable upon partial conversion of a Note. Does not include additional shares of Common Stock issuable upon full conversion of a Note, which as of the date hereof had a principal amount outstanding of $1,363,637. See “Prospectus Summary — Securities Purchase Agreement”. The address for Jim Fallon is 137 West 83rd St, Apt 5W, New York, NY 10024.

(6)	Consists of 40,150,642 shares of Common Stock issuable upon partial conversion of a Note. Does not include additional shares of Common Stock issuable upon full conversion of a Note, which as of the date hereof had a principal amount outstanding of $27,272,726. See “Prospectus Summary — Securities Purchase Agreement”. Shares held by Davis-Rice Pty Limited may be deemed to be beneficially owned by Timothy Davis-Rice, who serves as the Director of Davis-Rice Pty Limited. The address for Davis-Rice Pty Limited is 4 Murchison Street, Mittagong, NSW 2575, Australia.

(7)	Consists of (i) 1,211,299 shares of Common Stock issuable upon conversion of 1,211,299 shares of Series C Preferred Stock, (ii) 363,097 shares of Common Stock issuable upon conversion of 363,097 shares of Series D Preferred Stock, and (iii) 12,045,194 shares of Common Stock issuable upon partial conversion of a Note, which may be deemed to be beneficially owned by David Katzoff, who serves as the Manager of Digital Power Lending, LLC. Does not include additional shares of Common Stock issuable upon full conversion of a Note, which as of the date hereof had a principal amount outstanding of $8,181,819. See “Prospectus Summary — Securities Purchase Agreement”. Digital Power Lending, LLC is a wholly owned subsidiary of Ault Global Holdings, Inc. The address for Digital Power Lending, LLC is 940 South Coast Drive, Ste 200, Costa Mesa, CA 92626.

(8)	The address for Robert Bollinger is c/o Bollinger Motors, Inc., 14925 W. 11 Mile Road, Oak Park, MI 48237.

(9)	The address for John Masters is c/o Bollinger Motors, Inc., 14925 W. 11 Mile Road, Oak Park, MI 48237.

(10)	The address for AMFCO-4 LLC, Armory Fund LP, SEAPORT GLOBAL ASSET MANAGEMENT SPV SUB-SERIES A-2 LLC, The Seaport Group LLC Profit Sharing Plan and POLAR BEAR CAPITAL T21 LLC is c/o Seaport Global Asset Management, LLC, 360 Madison Avenue, 23rd Floor, New York, NY 10017.

PLAN OF DISTRIBUTION

We are registering the shares of Common Stock to permit the resale of these shares of Common Stock by the holders thereof from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholders of the shares of Common Stock. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock

The Selling Stockholders may sell all or a portion of the shares of Common Stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may

•	be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144;

•	broker-dealers may agree with the selling securityholders to sell a specified number of

•	such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the Selling Stockholders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of Common Stock or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The Selling Stockholders may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares. The Selling Stockholders may pledge or grant a security interest in some or all of the warrants or shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that any Selling Stockholder will sell any or all of the shares of Common Stock registered pursuant to the registration statement, of which this prospectus form is a part.

The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in marketmaking activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock. We will pay all expenses of the registration of the shares of Common Stock, estimated to be $125,192 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a Selling Stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the Selling Stockholders will be entitled to contribution. We may be indemnified by the Selling Stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Stockholder specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution. Once sold under the registration statement, of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

DETERMINATION OF OFFERING PRICE

The prices at which the shares of Common Stock covered by this prospectus may actually be sold will be determined by the prevailing public market price for shares of Common Stock, by negotiations between the Selling Stockholders and buyers of our Common Stock in private transactions or as otherwise described in “Plan of Distribution.”

DESCRIPTION OF CAPITAL STOCK

General

We are authorized to issue up to 5,500,000,000 shares of capital stock, including 5,000,000,000 shares of Common Stock, par value $0.001 per share, and 500,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), of which 200,000 shares are designated as “Series A Preferred Stock,” 12,000,000 shares are designated as “Series B Preferred Stock,” 40,000,000 shares are designated as “Series C Preferred Stock” and 437,500,001 shares are designated as “Series D Preferred Stock.” As of February 8, 2023, we had 1,747,209,236 shares of Common Stock, 1,925 shares of Series A Preferred Stock, no shares of Series B Preferred Stock, 1,210,056 shares of Series C Preferred Stock and 363,098 shares of Series D Preferred Stock issued and outstanding.

The additional shares of our authorized stock available for issuance may be issued at times and under circumstances so as to have a dilutive effect on earnings per share and on the equity ownership of the holders of our Common Stock. The ability of our board of directors to issue additional shares of stock could enhance the board’s ability to negotiate on behalf of the stockholders in a takeover situation but could also be used by the board to make a change-in-control more difficult, thereby denying stockholders the potential to sell their shares at a premium and entrenching current management. The following description is a summary of the material provisions of our capital stock. You should refer to our certificate of incorporation, as amended and bylaws, both of which are on file with the SEC as exhibits to previous SEC filings, for additional information. The summary below is qualified by provisions of applicable law.

Common Stock

Holders of our Common Stock are each entitled to cast one vote for each share held of record on all matters presented to stockholders, and shall be entitled to notice of any shareholders’ meeting, in accordance with the bylaws. Cumulative voting is not allowed; the holders of a majority of our outstanding shares of capital stock may elect all directors. Holders of our Common Stock are entitled to receive such dividends as may be declared by our board out of funds legally available and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our directors are not obligated to declare a dividend. It is not anticipated that we will pay dividends in the foreseeable future. Holders of our do not have preemptive rights to subscribe to any additional shares we may issue in the future. There are no conversion, redemption, sinking fund or similar provisions regarding the Common Stock. All outstanding shares of Common Stock are fully paid and nonassessable.

The rights, preferences and privileges of holders of Common Stock are subject to the rights of the holders of any outstanding shares of preferred stock.

Preferred Stock

We may issue up to 500,000,000 shares of preferred stock, par value $0.001 per share, in one or more series. Our board of directors is hereby expressly authorized to provide, out of the unissued shares of preferred stock, for one or more series of preferred stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers of the shares of such series, and the preferences and relative, participating, optional or other special rights and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of Common Stock or adversely affect the rights and powers, including voting rights, of the holders of Common Stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of the Company, which could depress the market price of our Common Stock.

Voting Rights

Except as otherwise expressly provided by the amended and restated certificate of incorporation or as provided by law, the holders of shares of Common Stock and Preferred Stock shall at all times vote together as a single class on all matters (including the election of directors) submitted to a vote of the stockholders; provided, however, that, any proposal which adversely affects the rights, preferences and privileges of the Series A, B, C or D Preferred Stock must be approved by a majority in interest of the affected Series of Preferred Stock, as the case may be. Each holder of Common Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock will have the right to one vote per share (on a fully converted basis) held of record by such holder and each holder of Series A Preferred Stock will have the right to 1000 votes per share (on a fully converted basis) held of record by such holder; provided, however, that after November 5, 2024, each holder of Series A Preferred Stock will have the right to one vote per share (on a fully converted basis) held of record by such holder.

Series A Preferred Stock

200,000 shares of Preferred Stock are designated as Series A Preferred Stock.

•	Conversion. The Series A Preferred Stock is convertible at the option of each holder at any time on a 100-for-1 basis (as adjusted for any stock splits, stock dividends, combinations, recapitalizations or the like with respect to the Common Stock). The Series A Preferred Stock will automatically convert into shares of Common Stock on a 100-for-1 basis (as so adjusted) upon the earlier of (i) a Qualified Public Offering (as such term is defined in the amended and restated certificate of incorporation) or (ii) the date specified by written consent or agreement of the holders of the then outstanding shares of Series A Preferred Stock.

Series B Preferred Stock

12,000,000 shares of Preferred Stock are designated as Series B Preferred Stock.

•	Conversion. The Series B Preferred Stock is convertible at the option of each holder at any time into the number of shares of Common Stock determined by dividing the Series B Original Issue Price (plus all unpaid accrued and accumulated dividends thereon, as applicable, whether or not declared), by the Series B Conversion Price, as applicable (in each case, the “Conversion Rate”), in effect on the date the certificate is surrendered for conversion. “Series B Original Issue Price” means $0.6877 per share for each share of the Series B Preferred Stock (as adjusted for any stock splits, stock dividends, combinations, recapitalizations or the like with respect to the Series B Preferred Stock). The initial “Series B Conversion Price” is the Series B Original Issue Price, subject to adjustment as set forth in the amended and restated certificate of incorporation. Based on this formula, the Series B Preferred Stock is currently convertible into Common Stock on a 1-for-1 basis. The Series B Preferred Stock will automatically convert into shares of Common Stock upon the earlier of (i) a Qualified Public Offering (as such term is defined in the amended and restated certificate of incorporation) or (ii) the date specified by written consent or agreement of the holders of the then outstanding shares of Series B Preferred Stock. The Series B Preferred Stock will not be convertible by a holder to the extent that the holder or any of its affiliates would beneficially own in excess of 9.99% of the Common Stock, subject to certain protections as provided in the amended and restated certificate of incorporation.

Series C Preferred Stock

40,000,000 Shares of Preferred Stock are designated as Series C Preferred Stock.

•	Conversion. The Series C Preferred Stock is convertible at the option of each holder at any time into the number of shares of Common Stock determined by dividing the Series C Original Issue Price (plus all unpaid accrued and accumulated dividends thereon, as applicable, whether or not declared), by the Series C Conversion Price, as applicable (in each case, the “Conversion Rate”), in effect on the date the certificate is surrendered for conversion. The initial “Series C Conversion Price” is the Series C Original Issue Price, subject to adjustment as set forth in the amended and restated certificate of incorporation. Based on this formula, the Series C Preferred Stock is currently convertible into Common Stock on a 1-for-1 basis. All of the Series C Preferred Stock shall automatically convert into Common Stock at any such time as (i) the shares underlying the Series C Preferred Stock are subject to an effective registration statement, (ii) the trading price for the Common Stock is more than two times the Series C Conversion Price for twenty (20) trading days in any period of thirty (30) consecutive trading days on Nasdaq CM and (iii) the average daily trading dollar volume of the Common Stock during such twenty trading days is equal to or greater than $4.0 million. The Series C Preferred Stock will not be convertible by a holder to the extent that the holder or any of its affiliates would beneficially own in excess of 9.99% of the Common Stock, subject to certain protections as provided in the amended and restated certificate of incorporation.

•	Dividends. The Series C Preferred Stock bears a cumulative 15.0% per annum fixed dividend payable no later than the 5th day after the end of each month on the Series C Original Issue Price plus unpaid accrued and accumulated dividends. “Series C Original Issue Price” means $0.6877 per share for each share of the Series C Preferred Stock (as adjusted for any stock splits, stock dividends, combinations, recapitalizations or the like with respect to the Series C Preferred Stock). Dividends on the Series C Preferred Stock are prior to any dividends on any other series of Preferred Stock or the Common Stock. The Company may elect to pay dividends for any month with a paid-in-kind election (“PIK”) if (i) the shares issuable further to the PIK are subject to an effective registration statement, (ii) the Company is then in compliance with all listing requirements of Nasdaq and (iii) the average daily trading dollar volume of the Company’s common stock for ten trading days in any period of twenty consecutive trading days on the NASDAQ is equal to or greater than $2 million.

•	Redemption Rights. There is no mandatory redemption date, but, subject to the conditions set forth below, all, but not less than all, of the shares are redeemable by the Company at any time, provided that if the Company issues notice to redeem, investor shall have fifteen (15) days to convert such shares to common stock prior to the date of redemption. The redemption price is equal to the Series C Original Issue Price, plus accrued and accumulated dividends, (whether or not declared (the “Series C Redemption Price”). The conditions to the redemption are as follows: (i) the shares have been issued and outstanding for at least one (1) year, (ii) the issuance of the shares of Common Stock underlying the shares has been registered pursuant to the Securities Act and the registration statement is effective, and (iii) the trading price for the Common Stock is less than the Series C Conversion Price (as such term is defined in the amended and restated certificate of incorporation) for twenty (20) trading days in any period of thirty (30) consecutive trading days on the Nasdaq CM. In addition to the above, the shares are also redeemable in accordance with the following schedule provided the issuance of shares of Common Stock underlying the shares has been registered and the registration statement remains effective:

•	Year 1: No Redemption

•	Year 2: Redemption at 120% of the Series C Redemption Price

•	Year 3: Redemption at 115% of the Series C Redemption Price

•	Year 4: Redemption at 110% of the Series C Redemption Price

•	Year 5: Redemption at 105% of the Series C Redemption Price

•	Year 6 and thereafter: Redemption at 100% of the Series C Redemption Price

Series D Preferred Stock

437,500,001 Shares of Preferred Stock are designated as Series D Preferred Stock.

Voting Rights. Except as provided by law, the Series D Preferred Stock will have no voting rights except that approval from a majority in interest of the Series D Preferred Stock, voting as a separate class, is required in the case of (i) a voluntary dissolution, liquidation or winding up of the Company or voluntary petition for bankruptcy or assignment for the benefit of creditors, (ii) a merger or consolidation of the Company with or into another entity, (iii) a Liquidation Event (as defined in the Company’s Second Amended and Restated Certificate of Incorporation), (iv) any amendment to the Second Amended and Restated Certificate of Incorporation or the Company’s bylaws which adversely affects the rights, preferences and privileges of the Series D Preferred, or (v) any authorization or issuance of any equity security (including any other security convertible into or exercisable for any such equity security) having a preference over or parity with the Series D Preferred Stock.

Conversion. The Series D Preferred Stock is automatically converted into shares of Common Stock at the applicable Conversion Rate at the time in effect immediately upon (A) the issuance of shares of Common Stock underlying the Series D Preferred Stock being registered pursuant to the Securities Act and such registration remaining effective, (B) the trading price for the Company’s Common Stock being more than two times the Series D Conversion Price for 20 trading days in any period of 30 consecutive trading days on the Nasdaq Capital Market, and (C) the average daily trading dollar volume of Common Stock during such 20 trading days is equal to or greater than $27.5 million. The Series D Preferred Stock is convertible at the option of each holder at any time into the number of shares of Common Stock determined by dividing the Series D Original Issue Price (plus all unpaid accrued and accumulated dividends thereon, as applicable, whether or not declared), by the Series D Conversion Price (the “Conversion Rate”), in effect on the date the certificate is surrendered for conversion. The initial “Series D Conversion Price” is the Series D Original Issue Price, subject to adjustment as set forth in the amended and restated certificate of incorporation. The Series D Preferred Stock will not be convertible by a holder to the extent that the holder or any of its affiliates would beneficially own in excess of 9.99% of the Common Stock, subject to certain protections as provided in the amended and restated certificate of incorporation.

Dividends. The Series D Preferred Stock bears a cumulative 15.0% per annum fixed dividend payable no later than the 5th day after the end of each month on the Series D Original Issue Price plus unpaid accrued and accumulated dividends. “Series D Original Issue Price” means for each share of the Series D Preferred Stock the lower of (i) $1.27 or (ii) the closing price of the Common Stock on the trading day immediately preceding the Purchase Date (as adjusted for any stock splits, stock dividends, combinations, recapitalizations or the like with respect to the Series D Preferred Stock). Dividends on the Series D Preferred Stock will be prior to any dividends on any other series of Preferred Stock or the Common Stock. The Company may elect to pay dividends for any month with a paid-in-kind election (“PIK”) if (i) the shares issuable further to the PIK are subject to an effective registration statement, (ii) the Company is then in compliance with all listing requirements of Nasdaq and (iii) the average daily trading dollar volume of the Company’s common stock for ten trading days in any period of twenty consecutive trading days on the NASDAQ is equal to or greater than $27.5 million.

Redemption Rights. There is no mandatory redemption date, but, subject to the conditions set forth below, all, but not less than all, of the shares will be redeemable by the Company at any time, provided that if the Company issues notice to redeem, investors shall have 15 days to convert such shares to Common Stock prior to the date of redemption. The redemption price will be equal to the Series D Original Issue Price, plus accrued and accumulated dividends, (whether or not declared (the “Series D Redemption Price”). The conditions to the redemption will be follows: (i) the shares have been issued and outstanding for at least one year, (ii) the issuance of the shares of Common Stock underlying the shares has been registered pursuant to the Securities Act and the registration statement is effective, and (iii) the trading price for the Common Stock is less than the Series D Conversion Price (as such term is defined in the amended and restated certificate of incorporation) for 20 trading days in any period of 30 consecutive trading days on the Nasdaq CM. In addition to the above, the shares will also be redeemable in accordance with the following schedule provided the issuance of shares of Common Stock underlying the shares has been registered and the registration statement remains effective:

•	Year 1: No Redemption

•	Year 2: Redemption at 120% of the Series D Redemption Price

•	Year 3: Redemption at 115% of the Series D Redemption Price

•	Year 4: Redemption at 110% of the Series D Redemption Price

•	Year 5: Redemption at 105% of the Series D Redemption Price

•	Year 6 and thereafter: Redemption at 100% of the Series D Redemption Price

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws

Our Certificate of Incorporation, as amended, and Bylaws, as amended contain provisions that could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change of control. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and are designed to encourage persons seeking to acquire control of us to negotiate with our board of directors. We believe that the benefits of increased protection against an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging such proposals. Among other things, negotiation of such proposals could result in an improvement of their terms. These provisions are as follows:

•	Stockholder Meetings. Under our bylaws, only the Board of Directors, the chairman of the Board, the chief executive officer, or the president (in the absence of a chief executive officer) may call special meetings of stockholders.

•	No Cumulative Voting. Our amended and restated certificate of incorporation and bylaws do not provide for cumulative voting in the election of directors.

•	Amendment of Provisions in the Amended and Restated Certificate of Incorporation. The amended and restated certificate of incorporation will generally require the affirmative vote of the holders of at least a majority of the outstanding voting stock in order to amend any provisions of the amended and restated certificate of incorporation concerning, among other things:

•	the required vote to amend certain provisions of the amended and restated certificate of incorporation; and

•	the reservation of the Board of Director’s right to amend the amended and restated bylaws.

•	Amendment of the bylaws. An amendment of the bylaws by stockholders requires the affirmative vote of the holders of at least a majority of the outstanding voting stock.

We are subject to the provisions of Section 203 of the Delaware General Corporation Law, an anti- takeover law. Subject to certain exceptions, the statute prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder unless:

•	prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least eighty-five percent 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (1) by persons who are directors and also officers and (2) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least sixty-six and two-thirds percent 662∕3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, for purposes of Section 203, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns or, within three (3) years prior to the determination of interested stockholder status, owned fifteen percent (15%) or more of a corporation’s outstanding voting securities.

Potential Effects of Authorized but Unissued Stock

We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, the board of directors has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under the DGCL and subject to any limitations set forth in our Certificate of Incorporation. The purpose of authorizing the board of directors to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, acquisitions and other corporate purposes, could have the effect of making it more difficult for a third-party to acquire, or could discourage a third-party from acquiring, a majority of our outstanding voting stock.

Warrants

The exercise price of the Warrants will be the lower of (i) $1.27 or (ii) the closing price of the Common Stock on the trading day immediately preceding the Purchase Date, subject to a floor price of $0.10 per share. The Company must reserve out of authorized and unissued shares a number of shares of Common Stock equal to 250% of the maximum number of shares of Common Stock that are issuable upon exercise of the Warrants from time to time. If the Company fails to timely deliver shares upon exercise of the Warrant, the Company will be required to either (A) pay the holder for each trading day on which shares are not delivered 1% of the product of the number of shares not so issued multiplied by the closing sale price of the Common Stock on the trading day immediately preceding the required delivery date, or (B) if the holder purchases shares of Common Stock in anticipation of delivery of shares upon exercise of the Warrant, cash in an amount equal to holder’s total purchase price of such shares.

The Warrants will provide for cashless exercise pursuant to which the holder will receive upon exercise a “net number” of shares of Common Stock determined according to the following formula (the “Cashless Exercise”):

Net Number = (A x B) / C

For purposes of the foregoing formula:

A=	The total number of shares with respect to which the Warrant is then being exercised.

B=	The Black Scholes Value (as described below).

C=	The lower of the two Closing Bid Prices of the Common Stock in the two days prior the time of such exercise (as such Closing Bid Price is defined in Section 16 herein), but in any event not less than $0.01(as may be adjusted for stock dividends, subdivisions, or combinations in the manner described in Section 2(a) of the Series D Securities Purchase Agreement).

For purposes of the Cashless Exercise, “Black Scholes Value” means the Black Scholes value of an option for one share of Common Stock at the date of the applicable Cashless Exercise, as such Black Scholes value is determined, calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the Exercise Price, as adjusted, (ii) a risk-free interest rate corresponding to the U.S. Treasury rate, (iii) a strike price equal to the Exercise Price in effect at the time of the applicable Cashless Exercise, (iv) an expected volatility equal to 135%, and (v) a deemed remaining term of the Warrant of 5 years (regardless of the actual remaining term of the Warrant).

The exercise price and number of shares issuable upon exercise of the Warrants will further be adjusted upon the occurrence of certain events and holders will be allowed to participate in certain issuances and distributions (subject to certain limitations and restrictions), including certain stock dividends and splits, dilutive issuances of additional common stock, and dilutive issuances of, or changes in option price or rate of conversion of, options or convertible securities, as well as the issuance of purchase rights or distributions of assets.

If, during restricted period, the Company effects a subsequent financing, including the issuance of options and convertible securities, any Common Stock, issued or sold or deemed to have been issued or sold) for a consideration per share less than a price equal to the current exercise price of the Warrant (a “Dilutive Issuance”), then immediately after such issuance, the exercise price will be reduced (and in no event increased) to the price per share as determined in accordance with the following formula:

EP2 = EP1 x (A + B) / (A + C)

For purposes of the foregoing formula:

A=	The total number of Warrant Shares with respect to which this Warrant may be exercised.
B=	The total number of shares of Common Stock that would be issued or issuable under the Dilutive Issuance if issued at a per share equal to EP1.
C=	The total number of shares of Common Stock actually issued or issuable under the Dilutive Issuance.
EP1=	The Exercise Price in effect immediately prior to a Dilutive Issuance.
EP2=	The Exercise Price immediately after such Dilutive Issuance; provided, however, that such price shall in no event be less than $0.01 per share of Common Stock.

“Purchase Date” means the 90th day following the date on which a registration statement covering the registration for resale of securities issued during May 2022 pursuant to additional investment rights provided in the Exchange Agreement dated May 7, 2021 and a $20 million securities purchase agreement.

“Restricted period” means the period commencing on the Purchase Date and ending on the earlier of (i) the date immediately following the 90th day after a registration statement registering for the securities has been declared effective by the SEC and (ii) the 90th day after the securities purchased are saleable under Rule 144 without the requirement for current public information and without volume or manner of sale limitations.

The Warrants will provide for certain purchase rights whereby if the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock, then the holder will be entitled to acquire such purchase rights which the holder could have acquired if the holder had held the number of shares of Common Stock acquirable upon complete exercise of the Warrant.

The exercisability of the Warrants may also be limited if, upon exercise, the holder and its affiliates would in aggregate beneficially own more than 9.99% of the Common Stock.

The Company would also agree not to enter into any fundamental, transaction, such as a merger, sale of more than 50% of the outstanding voting shares, sale of substantially all assets, or business combination, unless the successor entity assumes all of the obligations of the Company under the Warrants and the other transaction documents related to the Warrants.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Continental Stock Transfer & Trust Company.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by McDermott, Will & Emery LLP. If the validity of the securities offered hereby in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The consolidated financial statements at September 30, 2022 and 2021 and for the years then ended incorporated by reference in this prospectus have been so incorporated in reliance on the report of Daszkal Bolton LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

ADDITIONAL INFORMATION

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC relating to the securities being offered hereby. This prospectus does not contain all of the information in the registration statement and its exhibits. The registration statement, its exhibits and the documents incorporated by reference in this prospectus and their exhibits, all contain information that is material to the offering of the securities hereby. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete. You should refer to the exhibits that are a part of the registration statement in order to review a copy of the contract or documents. The registration statement and the exhibits are available at the SEC’s Public Reference Room or through its website.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 and at its regional offices, a list of which is available on the Internet at http://www.sec.gov/contact/addresses.htm. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC. Additionally, you may access our filings with the SEC through our website at https://investors.mullenusa.com/. The information on our website is not part of this prospectus.

We will provide you without charge, upon your oral or written request, with a copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference in this prospectus or the registration statement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to:

Mullen Automotive Inc.

Attn: David Michery, President, CEO and Chairman

1405 Pioneer St

Brea, CA 92821

(714) 613-1900

You should rely only on the information in this prospectus and the additional information described above and under the heading “Incorporation of Certain Information by Reference” below. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus was accurate on the date of the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement.

We incorporate by reference the documents listed below that we have previously filed with the SEC:

•	The Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2022, as filed with the Commission on January 13, 2023, as amended by Amendment No. 1 to our Annual Report on Form 10-K for the fiscal year ended September 30, 2022, filed with the Commission on January 30, 2023.

•	The Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2022, filed with the Commission on February 14, 2023.

•	The Company’s Current Reports on Form 8-K filed with the Commission on October 14, 2022, October 17, 2022, November 14, 2022 (Two Filings), November 21, 2022, December 2, 2022, December 15, 2022, December 23, 2022, January 13, 2023, January 23, 2023 and January 31, 2023.

•	The description of the Company’s securities contained in the Prospectus, dated April 15, 2022, filed with the Commission on April 18, 2022 pursuant to Rule 424(b)(4) under the Securities Act (File No. 333-263880), relating to the Company’s registration statement on Form S-3 (File No. 333-263880) filed with the Commission on March 28, 2022, together with any amendment thereto filed with the Commission for the purpose of updating such description.

All reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement and after the date of this prospectus but before the termination of the offering of the securities hereunder will also be considered to be incorporated by reference into this prospectus from the date of the filing of these reports and documents, and will supersede the information herein; provided, however, that all reports, exhibits and other information that we “furnish” to the SEC will not be considered incorporated by reference into this prospectus. We undertake to provide without charge to each person (including any beneficial owner) who receives a copy of this prospectus, upon written or oral request, a copy of all of the preceding documents that are incorporated by reference (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents). You may request a copy of these materials in the manner set forth under the heading “Additional Information,” above.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable in connection with the sale and distribution of the securities being registered. All amounts are estimates except the Securities and Exchange Commission (“SEC”) registration fee.

SEC Registration Fee	$96,299.29
Legal Fees and Expenses	$100,000.00	*
Accounting Fees and Expenses	$5,000.00	*
Printing	$6,000.00	*
Miscellaneous	$7,500.00	*
Total	$214,799.29

*	Estimated.

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides, in general, that a corporation incorporated under the laws of the State of Delaware, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Article VIII of our certificate of incorporation, as amended, states that to the fullest extent permitted by the DGCL, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

Under Article IX of our certificate of incorporation, any person who was or is made a party or is threatened to be made a party to or is in any way involved in any threatened, pending or completed action suit or proceeding, whether civil, criminal, administrative or investigative, including any appeal therefrom, by reason of the fact that he is or was a director or officer of ours or was serving at our request as a director or officer of another entity or enterprise (including any subsidiary), may be indemnified and held harmless by us, and we may advance all expenses incurred by such person in defense of any such proceeding prior to its final determination, if this person acted in good faith and in a manner reasonably believed to be in and not opposed to our best interest, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful. The indemnification provided in our bylaws is not exclusive of any other rights to which those seeking indemnification may otherwise be entitled.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16. Exhibits

INDEX TO EXHIBITS

Exhibit No.	Description
1.1**	Form of Underwriting Agreement

4.1	Second Amended and Restated Certificate of Incorporation of Mullen Automotive Inc., a Delaware corporation, filed with the Secretary of State of Delaware on October 2, 2012 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on November 12, 2021).

4.1(a)	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Mullen Automotive, Inc., dated March 8, 2022 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 10, 2022).

4.1(b)	Amendment to Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on July 27, 2022).

4.1(c)	Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock (incorporated by reference to Exhibit 4.1(c) of the Company’s Registration Statement on Form S-3 filed with the SEC on September 19, 2022).

4.1(d)	Certificate of Mullen Automotive Inc. Increasing Number of Shares of Preferred Stock Designated as Series D Convertible Preferred Stock (incorporated by reference to Exhibit 4.1(d) of the Company’s Registration Statement on Form S-3 filed with the SEC on October 17, 2022).

4.1(e)	Certificate of Designation of Series AA Preferred Stock, filed November 14, 2022 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on November 14, 2022).

4.1(f)	Certificate of Cancellation filed on January 30, 2023 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on January 31, 2023)

4.1(g)	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation filed on January 30, 2023 (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed with the SEC on January 31, 2023)

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K, filed with the SEC on October 5, 2012).

4.2(a)	Amendment No. 1 to the Bylaws, dated June 15, 2015 (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed with the SEC on June 16, 2015).

4.2(b)	Amendment No. 2 to the Bylaws, dated July 10, 2015 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on July 10, 2015).

4.2(c)	Amendment No. 3 to the Amended and Restated Bylaws of Mullen Automotive Inc., as amended (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on November 14, 2022).

4.3**	Form of Certificate of Designation of Preferred Stock

4.4*	Form of Warrant Agreement and Warrant Certificate

5.1*	Legal opinion McDermott, Will & Emery, LLP.

23.1*	Consent of Daszkal Bolton LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of McDermott, Will & Emery, LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page).

99.1	Securities Purchase Agreement dated June 7, 2022 between the Company and certain investors (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on June 10, 2022).

Exhibit No.	Description
99.2	Amendment No. 1 dated June 23, 2022 to Securities Purchase Agreement dated June 7, 2022 (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on June 24, 2022).

99.3	Amendment No. 2 dated September 19, 2022 to Securities Purchase Agreement dated June 7, 2022 (incorporated by reference to Exhibit 99.3 of the Company’s Registration Statement on Form S-3 filed with the SEC on September 19, 2022).

99.4	Amendment No. 3 dated November 15, 2022 to Securities Purchase Agreement dated June 7, 2022 (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on November 21, 2022).

99.5	Form of Convertible Note (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on November 21, 2022).

99.6	Settlement Agreement dated January 13, 2023 with Acuitas, J. Fallon and Mank Capital (incorporated by reference to Exhibit 10.23 of the Company’s Annual Report on Form 10-K filed with the SEC on January 1, 2023)

99.7	Settlement Agreement dated January 13, 2023 with respect to Series D Securities Purcashe Agreement (incorporated by reference to Exhibit 10.25 of the Company’s Annual Report on Form 10-K filed with the SEC on January 1, 2023)

107*	Filing Fee Table filed herewith as EX-FILING FEES

*	Filed herewith
**	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference, if applicable.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,

(b)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement,

(c)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(a), (1)(b) and (1)(c) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a)	If the registrant is relying on Rule 430B:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be a part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(c)	The portion of any other free writing prospectus relating to the offering containing material information about registrant or its securities provided by or on behalf of the registrant; and

(d)	Any other communication that is an offer in the offering made by a registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the forgoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Brea, California as of February 14, 2023.

MULLEN AUTOMOTIVE INC.

By:	/s/ David Michery
David Michery
Chief Executive Officer, President and Chairman of the Board

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Michery and Kerri Sadler, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any amendments to this registration statement, and to sign any registration statement for the same offering covered by this registration statement, including post-effective amendments or registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming that each of said such attorneys-in-fact and agents or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Michery David Michery	President, Chief Executive Officer and Chairman (Principal Executive Officer)	February 14, 2023

/s/ Jonathan New Jonathan New	Chief Financial Officer (Principal Financial Officer)	February 14, 2023

/s/ Kerri Sadler Kerri Sadler	Chief Accounting Officer (Principal Accounting Officer)	February 14, 2023

/s/ Ignacio Novoa Ignacio Novoa	Director	February 14, 2023

/s/ Mary Winter Mary Winter	Secretary and Director	February 14, 2023

/s/ Kent Puckett Kent Puckett	Director	February 14, 2023

/s/ Mark Betor Mark Betor	Director	February 14, 2023

/s/ William Miltner William Miltner	Director	February 14, 2023

/s/ John K. Anderson John K. Anderson	Director	February 14, 2023